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                                                                     Exhibit 4.6

$
                                                                           CUSIP

                      CHEVRON CAPITAL CORPORATION

                   _.__% GUARANTEED [NOTE/DEBENTURE] DUE ____


Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Chevron Capital Corporation or its agent for registration of transfer, exchange or payment and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


     CHEVRON CAPITAL CORPORATION (herein referred to as the "Company"), a corporation duly organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ______________ Million Dollars ($___,000,000) on ________, ____ in lawful money of the United States of America and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon in like money from ________, 19__ or from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for until payment of such principal sum, at the rate of _.__% per annum, payable on each ___________ and ________, commencing ___________, 19__
(the "Interest Payment Dates").

     The principal hereof is payable upon presentation and surrender of this [Note/Debenture] at the principal office of The Chase Manhattan Bank, as Trustee (herein called the "Trustee"), in New York, New York. Interest on this [Note/Debenture] may be payable by check or draft mailed to the person in whose name this [Note/Debenture] is registered at the close of business of the Record Date for such interest payment at such person's address as it appears on the registration books of the Trustee. The Record Date for the [Note/Debenture]s is the date which is 15 days prior to the relevant Interest Payment Date.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS [NOTE/DEBENTURE] SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF FULLY SET FORTH AT THIS PLACE.

     This [Note/Debenture] shall not be entitled to any benefit under the Indenture (hereinafter defined), or become valid or obligatory for any purpose, until the Certificate of Authentication hereon endorsed shall have been executed by manual signature by the Trustee.

     IN WITNESS WHEREOF, CHEVRON CAPITAL CORPORATION has caused this [Note/Debenture] to be signed by its President or Vice President manually or in facsimile and its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

                                          CHEVRON CAPITAL CORPORATION



                                              By:__________________________


            Attest: _____________________________


Dated:  _______   , 19__

TRUSTEE'S CERTIFICATE OF AUTHENTICATION


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This is one of the Securities, of the Series designated
herein, described in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee


By _______________________________________
            Authorized Officer

                           CHEVRON CAPITAL CORPORATION
                   _.__% GUARANTEED [NOTE/DEBENTURE] DUE ____

     This [Note/Debenture] is one of a duly authorized issue of securities of the Company, not limited in aggregate principal amount, all issued or to be issued in one or more series of varying dates, numbers, interest rates and other provisions, under an Indenture dated as of ______________, [as amended by the First Supplemental Indenture dated as of _______ 1, 19__] (such indenture [as so amended] being herein referred to as the "Indenture") each being among the Company, as issuer, Chevron Corporation, as guarantor and the Trustee. This [Note/Debenture] is one of a series of [Note/Debenture]s designated as its "_.__% Guaranteed [Note/Debenture]s Due ____" aggregating $000,000,000 in principal amount (herein called the "[Note/Debenture]s").

     Reference is hereby made to the Indenture and all indentures supplemental thereto [and to the resolution of the Board of Directors of the Company establishing certain terms of the [Note/Debenture]s in accordance with the provisions of the Indenture] for a description of the rights, obligations, duties and immunities thereunder of the Company, the Trustee, Chevron Corporation and the holders of the [Note/Debenture]s, to all of the provisions of which Indenture and resolution the registered owner of this [Note/Debenture], by acceptance hereof, assents and agrees. The Indenture contains provisions permitting the Company, Chevron Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities (which term is defined in the Indenture as any security or securities of the Company, authenticated and delivered under the Indenture) at the time Outstanding (as defined in the Indenture) and affected by such supplemental indenture, to execute one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of such Securities; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Outstanding Security (including the [Note/Debenture]s) affected thereby: (1) change the fixed maturity or redemption date of any [Note/Debenture], or reduce the rate of interest on any [Note/Debenture] or the method of determining such rate of interest or extend the time of payment of interest, or reduce the principal amount thereof, or reduce any premium payable on the redemption thereof, or change the coin or currency in which the [Note/Debenture]s or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof or deprive the holder of any [Note/Debenture] of any of the benefits of the Guarantee, (2) reduce the aforesaid percentage of holders of the Outstanding Securities whose consent is required for the execution of such supplemental indenture, or the consent of the holders of which is required for any waiver provided for in the Indenture or (3) change the time of payment. It is also provided in the Indenture that the holders of a majority in principal amount of the [Note/Debenture]s may waive (a) compliance by Chevron Corporation with the covenants contained in Article IV of the Indenture with respect to the [Note/Debenture]s and (b) any past or existing Event of Default with respect to the [Note/Debenture]s and its consequences except a continuing default in the payment of the principal of or interest on the [Note/Debenture]s or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the registered owner of the [Note/Debenture] so affected.

     Under the terms of the Indenture, Chevron Corporation unconditionally guarantees to the holders from time to time of the [Note/Debenture]s:
(a) the full and prompt payment of the principal of the [Note/Debenture]s when and as the same shall become due and (b) the full and prompt payment of the interest on the [Note/Debenture]s when the same shall become due.
No reference herein to the Indenture and no provisions of this [Note/Debenture] or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this [Note/Debenture] at the place, at the respective times, at the rate and in the currency herein prescribed, nor shall any such reference alter or impair the obligation of Chevron Corporation to unconditionally guarantee to the holders from time to time of the [Note/Debenture]s the payment of principal of and interest on the [Note/Debenture]s.

     [The [Note/Debenture]s shall be subject to redemption at the option of the Company as a whole or in part, on any date on or after ________, ____ at a redemption price of____________________________________________. As provided in the Indenture, notice of redemption shall be given to the registered owners of [Note/Debenture]s to be redeemed by mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption, to their addresses as they appear on the register books.]

     If an Event of Default (as that term is defined in the Indenture) shall occur, the principal of all [Note/Debenture]s and the interest accrued thereon may be declared due and payable upon the conditions, in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the [Note/Debenture]s then Outstanding.

     The [Note/Debenture]s are issuable in registered form in denominations of $1,000 and any integral multiple thereof. [Note/Debenture]s may be exchanged for a like aggregate amount of [Note/Debenture]s of other authorized denominations as provided in the Indenture. This [Note/Debenture] is transferable at the office of the Trustee in New York, New York by the registered owner hereof in person, or by such registered owner's attorney duly authorized in writing, on the books of the Company at said office, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this [Note/Debenture]. Upon such transfer a new fully registered [Note/Debenture] or [Note/Debenture]s of authorized denomination or denominations, for the same aggregate principal amount will be issued to the transferee in exchange herefor.

     The Company, Chevron Corporation, the Trustee and any agent of the Company or Chevron Corporation or the Trustee and any paying agent may treat the registered owner hereof as the absolute owner of this [Note/Debenture] (whether or not this [Note/Debenture] shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee) for the purpose of receiving payment hereof or on account hereof and for all other purposes, and none of the Company, Chevron Corporation, the Trustee or any such agent shall be affected by notice to the contrary.

     THIS [NOTE/DEBENTURE] AND THE OBLIGATIONS OF THE COMPANY AND CHEVRON CORPORATION IN RESPECT HEREOF ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     No recourse shall be had for the payment of the principal of or the interest on this [Note/Debenture] or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of Chevron Corporation or of any successor of either, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.


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                              ---------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM   --as tenants in common
     TEN ENT   --as  tenants by the entireties
     JT TEN    --as joint tenants with right of
                    survivorship and not as tenants
                    in common

     UNIF GIFT MIN ACT--__________ Custodian _______________
                     (Cust)           (Minor)
                              under Uniform Gifts to Minors
                              Act ________________________________
                                          (State)

     Additional abbreviations may also be used though not in the above list.

                              ---------------------

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

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Please print or typewrite name and address including postal zip code of assignee


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the within [Note/Debenture] and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________
attorney to transfer said [Note/Debenture] on the books of the Company, with full power of substitution in the premises.

Dated: ______________________


                           _________________________

     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.